UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 2, 2021 (February 25, 2021)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements and Exhibits	4
SIGNATURE	5
EX - 10.1
EX - 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Chief Human Resources Officer

On February 25, 2021, the Board of Directors of Gibraltar Industries, Inc. (the "Company") appointed Elizabeth R. Jensen as its Chief Human Resources Officer effective March 8, 2021.

Prior to joining the Company, Ms. Jensen, 47, served as Vice President, Human Resources and Internal Communications for Hach Company, a subsidiary of Danaher Corporation. Ms. Jensen joined the Danaher Corporation in 2013 and prior to her January 2020 appointment to her position at Hach Company, she served as Vice President of Human Resources at three of their other subsidiaries, SCIEX, Molecular Devices and Cepheid. Ms. Jensen has also held leadership positions at Illinois Tool Works Inc. (ITW), W. W. Grainger, Snap-on, and Abbott Laboratories. Through her career, she partnered effectively with her customer groups and businesses to accelerate growth, embrace continuous improvement, provide leadership, and strategy and analytics to drive change and accelerate innovation.

Ms. Jensen has no family relationship with any executive officer or director of the Company. In addition, neither Ms. Jensen nor any member of her immediate family has engaged in any transaction, or series of similar transactions, with the Company or any subsidiaries of the Company, nor is any such transaction currently proposed.

Compensatory Arrangements

In connection with her employment as the Company's Chief Human Resources Officer, Ms. Jensen accepted terms and conditions of employment contained in a written offer of employment which provide for an initial annual base salary of $365,000 per year together with an annual bonus opportunity of 35% of her annual base salary. As an executive officer of the Company, Ms. Jensen is also eligible for long term equity based incentive compensation which will consist of restricted stock units having a value equal to 25% of her annual base salary, vesting at a rate of 25% per year and performance stock units having a value based on the achievement of the targeted level of performance equal to 70% of her annual base salary. Ms. Jensen is further eligible to participate in the Company’s equity based management stock purchase plan, a non-qualified plan of deferred compensation maintained by the Company that provides for issuance to participants of matching restricted stock units based on the amount of salary and eligible incentive compensation deferred, as well as perquisite programs available to the Company’s executive officers. In addition, Ms. Jensen is eligible for $165,700 for relocation reimbursement. Furthermore, if Ms. Jensen is terminated by the Company within 12 months of her date of hire of March 8, 2021, she is entitled to receive a severance benefit equal to 12 months of salary.

Departure of Officer

On February 26, 2021, Cherri M. Syvrud resigned her position as an executive officer and as Senior Vice President of Human Resources and Organizational Development of the Company. In connection with the resignation of Ms. Syvrud, the Company executed a separation agreement (the "Agreement") with Ms. Syvrud containing the terms and conditions upon which she shall separate her employment with the Company. The Agreement also provides for severance payments of $374,375 payable over the period beginning March 1, 2021 and ending May 31, 2022, a cash bonus of $79,867, and treatment of outstanding equity awards and deferred compensation in accordance of the terms of their respective plans. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits
    (a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description
10.1	Separation Agreement with Cherri M. Syvrud dated February 26, 2021
99.1	Press release issued by Gibraltar Industries, Inc. on March 2, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	March 2, 2021
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President, Treasurer and Secretary

5